Exhibit 99.1
Carbonite Announces Third Quarter 2016 Financial Results
Strong Bookings and Revenue Growth; Company Increases 2016 Outlook

BOSTON, MA - November 3, 2016 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud backup and restore solutions for small and midsize businesses (SMBs), today announced financial results for the quarter ended September 30, 2016.
Q3'16 Highlights:

•	Revenue of $51.9 million increased 50% year over year.

•	Net income (loss) per share was $0.00, as compared to ($0.22) in the third quarter of 2015.
“I am very pleased with the continued execution by our team. We delivered strong results across multiple dimensions, we remain ahead of plan integrating EVault, and I am excited about the path forward,” said Mohamad Ali, President and CEO of Carbonite.
“We drove strong bookings and revenue growth, and achieved both GAAP and non-GAAP profitability in the third quarter. As a result, we are again raising our outlook for 2016,” said Anthony Folger, CFO of Carbonite.
Third Quarter 2016 Results:

•
Revenue for the third quarter was $51.9 million, an increase of 50% from $34.6 million in the third quarter of 2015. Non-GAAP revenue for the third quarter was $52.5 million, an increase of 52% from $34.6 million in the third quarter of 2015.[1]

•	Bookings for the third quarter were $49.2 million, an increase of 44% from $34.2 million in the third quarter of 2015.[2]

•	Gross margin for the third quarter was 70.2%, compared to 71.7% in the third quarter of 2015. Non-GAAP gross margin was 72.2% in the third quarter, compared to 73.2% in the third quarter of 2015.[3]

•
Net income for the third quarter was $0.1 million, compared to a net loss of ($6.0 million) in the third quarter of 2015. Non-GAAP net income for the third quarter was $3.8 million, compared to non-GAAP net income of $2.1 million in the third quarter of 2015.[4]

•
Net income per share for the third quarter was $0.00 (basic and diluted), compared to a net loss per share of ($0.22) (basic and diluted) in the third quarter of 2015. Non-GAAP net income per share was $0.14 (basic and diluted) for the third quarter, compared to non-GAAP net income per share of $0.08 (basic and diluted) in the third quarter of 2015.[4]

•	Total cash, cash equivalents and marketable securities were $49.1 million as of September 30, 2016, compared to $64.9 million as of December 31, 2015.

•
Cash flow from operations for the third quarter was $5.0 million, compared to $2.0 million in the third quarter of 2015. Adjusted free cash flow for the third quarter was $4.5 million, compared to $1.4 million in the third quarter of 2015.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for the acquisition of EVault.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

[3]	Non-GAAP gross margin excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, CEO transition expense, and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below, and reconciliations to the most comparable GAAP measures are provided in the tables at the end of this press release.

Business Outlook

Based on the information available as of November 3, 2016, Carbonite is issuing guidance for the fourth quarter and full year of 2016 as follows:

Fourth Quarter 2016:

Current Guidance (11/3/2016)
GAAP revenue	$46.6 - $51.6 million
Non-GAAP revenue	$47.1 - $52.1 million
Non-GAAP net income per share	$0.07 - $0.11

Full Year 2016:

	Prior Guidance (8/2/2016)	Current Guidance (11/3/2016)
GAAP revenue	$192.7 - $202.7 million	$200.1 - $205.1 million
Non-GAAP revenue	$195.0 - $205.0 million	$202.5 - $207.5 million
Non-GAAP net income per share	$0.48 - $0.52	$0.56 - $0.60
Carbonite’s expectations of non-GAAP net income per share for the fourth quarter and full year of 2016 excludes the impact of purchase accounting adjustments, stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 11% for the full year of 2016. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 27.6 million for the fourth quarter and 27.3 million for the full year of 2016.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Thursday, November 3, 2016 at 5:30 p.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 93537371.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations” through November 3, 2017.
Non-GAAP Financial Measures
Carbonite provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Exclusion of certain amounts in the calculation of non-GAAP financial measures should not be construed as an inference that these exclusions are unusual or infrequent. We anticipate that these exclusions will continue to be made in the future presentation of the Company’s non-GAAP financial measures. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income (loss) per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite, Inc. (NASDAQ:CARB) is a leading provider of cloud backup and restore solutions for small and mid-sized businesses. Together with our partners we protect millions of devices and their valuable data for businesses and individuals around the world who rely on us to ensure their important data is secure, available and useful. To learn more visit Carbonite.com.

Investor Relations Contact:

Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contact:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Kelsey Shively
Weber Shandwick
206-576-5589
wswnacarbonite@webershandwick.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$51,948	$34,553	$153,498	$101,551
Cost of revenue	15,459	9,774	46,078	29,588
Gross profit	36,489	24,779	107,420	71,963
Operating expenses:
Research and development	8,156	7,123	25,272	21,500
General and administrative	9,059	10,273	30,868	25,473
Sales and marketing	18,864	12,860	53,069	40,811
Restructuring charges	29	224	834	349
Total operating expenses	36,108	30,480	110,043	88,133
Income (loss) from operations	381	(5,701)	(2,623)	(16,170)
Interest and other income (expense), net	155	139	8	165
Income (loss) before income taxes	536	(5,562)	(2,615)	(16,005)
Provision for income taxes	429	404	814	1,011
Net income (loss)	$107	$(5,966)	$(3,429)	$(17,016)
Net income (loss) per share:
Basic	$0.00	$(0.22)	$(0.13)	$(0.63)
Diluted	$0.00	$(0.22)	$(0.13)	$(0.63)
Weighted-average shares outstanding:
Basic	26,973,507	27,173,360	26,976,432	27,212,038
Diluted	27,532,509	27,173,360	26,976,432	27,212,038

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$49,107	$63,936
Marketable securities	—	1,000
Trade accounts receivable, net	17,007	3,736
Prepaid expenses and other current assets	6,946	3,188
Restricted cash	135	135
Total current assets	73,195	71,995
Property and equipment, net	22,591	22,083
Other assets	107	167
Acquired intangible assets, net	15,087	8,640
Goodwill	24,455	23,105
Total assets	$135,435	$125,990
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,866	$8,384
Accrued expenses	18,096	11,559
Current portion of deferred revenue	86,860	80,269
Total current liabilities	107,822	100,212
Deferred revenue, net of current portion	20,585	18,434
Other long-term liabilities	5,594	6,271
Total liabilities	134,001	124,917
Stockholders’ equity
Common stock	283	278
Additional paid-in capital	174,085	165,391
Treasury stock, at cost	(10,446)	(5,693)
Accumulated deficit	(164,371)	(160,943)
Accumulated other comprehensive income	1,883	2,040
Total stockholders’ equity	1,434	1,073
Total liabilities and stockholders’ equity	$135,435	$125,990

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net loss	$(3,429)	$(17,016)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,227	10,296
Loss (gain) on disposal of equipment	518	(25)
Accretion of discount on marketable securities	—	(9)
Stock-based compensation expense	6,628	7,418
Other non-cash items, net	168	(80)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(13,243)	(1,181)
Prepaid expenses and other current assets	(1,822)	1,063
Other assets	69	539
Accounts payable	(5,187)	1,312
Accrued expenses	6,327	1,398
Other long-term liabilities	(734)	(368)
Deferred revenue	1,842	5,193
Net cash provided by operating activities	3,364	8,540
Investing activities
Purchases of property and equipment	(3,715)	(8,273)
Proceeds from sale of property and equipment	4	113
Proceeds from maturities of marketable securities and derivatives	1,198	17,524
Purchases of marketable securities and derivatives	(1,476)	(750)
Decrease in restricted cash	—	693
Payment for acquisition, net of cash acquired	(11,625)	(992)
Net cash (used in) provided by investing activities	(15,614)	8,315
Financing activities
Proceeds from exercise of stock options	2,020	1,853
Repurchase of common stock	(4,753)	(3,023)
Net cash used in financing activities	(2,733)	(1,170)
Effect of currency exchange rate changes on cash	154	(146)
Net (decrease) increase in cash and cash equivalents	(14,829)	15,539
Cash and cash equivalents, beginning of period	63,936	46,084
Cash and cash equivalents, end of period	$49,107	$61,623

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP revenue	$51,948	$34,553	$153,498	$101,551
Add:
Fair value adjustment of acquired deferred revenue (1)	536	—	1,899	—
Non-GAAP revenue	$52,484	$34,553	$155,397	$101,551
(1) Excludes the impact of purchase accounting adjustments for the acquisition of EVault.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Gross profit	$36,489	$24,779	$107,420	$71,963
Gross margin	70.2%	71.7%	70.0%	70.9%
Add:
Fair value adjustment of acquired deferred revenue	536	—	1,899	—
Amortization of intangibles	642	325	1,999	954
Stock-based compensation expense	189	195	600	524
Acquisition-related expense	15	—	251	—
Non-GAAP gross profit	$37,871	$25,299	$112,169	$73,441
Non-GAAP gross margin	72.2%	73.2%	72.2%	72.3%

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$107	$(5,966)	$(3,429)	$(17,016)
Add:
Fair value adjustment of acquired deferred revenue	536	—	1,899	—
Amortization of intangibles	950	522	2,938	1,475
Stock-based compensation expense	2,130	2,545	6,628	7,418
Litigation-related expense	—	4,249	1	5,440
Restructuring-related expense	29	219	829	334
Acquisition-related expense	41	414	4,807	1,139
Hostile takeover-related expense	—	145	—	1,657
CEO transition expense	—	—	—	54
Less:
Income tax-effect of non-GAAP adjustments	(33)	—	558	—
Non-GAAP net income	$3,826	$2,128	$13,115	$501
Non-GAAP net income per share:
Basic	$0.14	$0.08	$0.49	$0.02
Diluted	$0.14	$0.08	$0.48	$0.02
Weighted-average shares outstanding:
Basic	26,973,507	27,173,360	26,976,432	27,212,038
Diluted	27,532,509	27,408,388	27,221,328	27,291,242

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Research and development	$8,156	$7,123	$25,272	$21,500
Less:
Stock-based compensation expense	276	273	790	911
Acquisition-related expense	(1)	84	309	251
Non-GAAP research and development	$7,881	$6,766	$24,173	$20,338

General and administrative	$9,059	$10,273	$30,868	$25,473
Less:
Amortization of intangibles	62	53	200	160
Stock-based compensation expense	1,388	1,745	4,475	5,074
Litigation-related expense	—	4,249	1	5,440
Acquisition-related expense	28	330	4,131	892
Hostile takeover-related expense	—	145	—	1,657
CEO transition expense	—	—	—	54
Non-GAAP general and administrative	$7,581	$3,751	$22,061	$12,196

Sales and marketing	$18,864	$12,860	$53,069	$40,811
Less:
Amortization of intangibles	246	144	739	361
Stock-based compensation expense	277	332	763	909
Acquisition-related expense	(1)	—	116	(4)
Non-GAAP sales and marketing	$18,342	$12,384	$51,451	$39,545

Restructuring charges	$29	$224	$834	$349
Less:
Restructuring-related expense	29	219	829	334
Non-GAAP restructuring charges	$—	$5	$5	$15

Calculation of Bookings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$51,948	$34,553	$153,498	$101,551
Add:
Deferred revenue ending balance	107,445	96,452	107,445	96,452
Impact of foreign exchange	—	—	—	153
Less:
Beginning deferred revenue from acquisitions	—	—	6,830	—
Impact of foreign exchange	106	12	164	—
Deferred revenue beginning balance	110,049	96,815	98,703	91,424
Change in deferred revenue balance	(2,710)	(375)	1,748	5,181
Bookings	$49,238	$34,178	$155,246	$106,732

Calculation of Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$5,037	$1,993	$3,364	$8,540
Subtract:
Purchases of property and equipment	906	3,367	3,715	8,273
Free cash flow	4,131	(1,374)	(351)	267

Add:
Payments related to corporate headquarter relocation	—	—	—	1,309
Acquisition-related payments	190	516	9,981	897
Hostile takeover-related payments	—	128	—	1,791
CEO transition payments	—	—	—	29
Restructuring-related payments	—	—	341	—
Cash portion of lease exit charge	203	75	354	786
Litigation-related payments	—	2,030	924	2,039
Adjusted free cash flow	$4,524	$1,375	$11,249	$7,118